Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 28, 2010, by and among Accellent Inc., a Maryland corporation (the “Company”), the guarantors named herein (the “Guarantors”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) to the Indenture, dated as of November 22, 2005 (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 10 1/2% Senior Subordinated Notes due 2013 (the “Notes”) of the Company;

WHEREAS, there is currently outstanding under the Indenture $295,000,000 in aggregate principal amount of the Notes;

WHEREAS, the Company wishes to amend and/or waive various provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated October 14, 2010 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of such Notes;

WHEREAS, the Offer solicited consents from Holders of the Notes to the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture set forth herein, with such Proposed Amendments becoming operative upon the purchase by the Company of Notes representing at least a majority in principal amount of the Notes then outstanding (excluding Notes owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company) pursuant to the Offer (the “Payment”);

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture and on the date hereof will purchase the requisite principal amount of Notes to cause the Proposed Amendments to become operative under the Offer;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation or certificate of formation, as the case may be, and the by-laws or the operating agreement, as the case may be, of the Company and each of the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1.02 of the Indenture is amended with respect to the Notes by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Notes that are being otherwise eliminated by this Supplemental Indenture.

ARTICLE TWO

Section 2.01 Amendments to Table of Contents

The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.02 Amendment of Section 4.03.

The provisions of Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.03 Amendment of Section 4.04.

The provisions of Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.04 Amendment of Section 4.05.

The provisions of Section 4.05 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.05 Amendment of Section 4.06.

The provisions of Section 4.06 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.06 Amendment of Section 4.07

The provisions of Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.07 Amendment of Section 4.08.

The provisions of Section 4.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.08 Amendment of Section 4.09.

The provisions of Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.09 Amendment of Section 4.10.

The provisions of Section 4.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.10 Amendment of Section 4.11.

The provisions of Section 4.11 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.11 Amendment of Section 4.12.

The provisions of Section 4.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.12 Amendment of Section 4.13.

The provisions of Section 4.13 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.13 Amendment of Section 4.14.

The provisions of Section 4.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.14 Amendment of Section 4.15.

The provisions of Section 4.15 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.15 Amendment of Section 4.16.

The provisions of Section 4.16 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.16 Amendment of Section 5.01.

The provisions of Section 5.01(a) of the Indenture are amended by deleting the text of clauses (3) and (4) from Section 5.01(a) and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.17 Amendment of Section 6.01.

(a) The provisions of Section 6.01(a) of the Indenture are amended by deleting the text of clauses (3), (4), (5) and (8) therefrom and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) The provisions of Section 6.01(a)(6) of the Indenture are amended by deleting the words “or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary” therefrom; and

(c) The provisions of Section 6.01(a) of the Indenture are amended by deleting the text of clause (7) from Section 6.01(a) and inserting in lieu thereof the following:

“(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or for all or substantially all of the property of the Issuer; or

(iii) orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days; or”.

Section 2.18 Amendment of Section 8.04.

The provisions of Section 8.04 of the Indenture are amended by deleting the text of clause (7) therefrom and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article Two hereof will only become operative concurrently with the Payment.

Section 3.02 Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect. On and after the Payment, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.03 Construction of Supplemental Indenture.

The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.06 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07 Supplemental Indenture Forms Part of Indenture.

The Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.08 Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.09 Severability.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ACCELLENT INC.

By:	/s/ Ron Honig
Name:	Ron Honig
Title:	Secretary

GUARANTORS:

ACCELLENT LLC
AMERICAN TECHNICAL MOLDING, INC.
BRIMFIELD ACQUISITION, LLC
BRIMFIELD PRECISION, LLC
CE HUNTSVILLE, LLC
G&D, LLC
KELCO ACQUISITION, LLC
MACHINING TECHNOLOGY GROUP, LLC
MEDSOURCE TECHNOLOGIES HOLDINGS, LLC
MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.
MEDSOURCE TECHNOLOGIES, LLC
MEDSOURCE TECHNOLOGIES, NEWTON INC.
MEDSOURCE TRENTON LLC
MICRO-GUIDE, INC.
NATIONAL WIRE & STAMPING, INC.
NOBLE-MET LLC
PORTLYN, LLC
SPECTRUM MANUFACTURING, INC.
THERMAT ACQUISITION, LLC
UTI HOLDING COMPANY
UTI HOLDINGS, LLC
VENUSA, LTD.

By:	/s/ Ron Honig
	Name:	Ron Honig
	Title:	Secretary

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

[Signature Page to Accellent Inc. Supplemental Indenture]